CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-101202, 333-115976, 333-149757, 333-179310 and 333-203201 on Forms S-8 of CenterPoint Energy, Inc. of our report dated June 24, 2026, appearing in the Annual Report on Form 11-K of the CenterPoint Energy Savings Plan for the year ended December 31, 2025.

/s/ McConnell & Jones LLP

Houston, Texas
June 24, 2026